EXHIBIT 24

HORIZON BANCORP
LIMITED POWER OF ATTORNEY
(To Sign and File Registration Statement)

The undersigned director and/or officer of HORIZON BANCORP, an Indiana corporation (the “Company”), which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 to register additional shares pursuant to the Horizon Bancorp Amended 2003 Omnibus Equity Incentive Plan does hereby appoint each of Craig M. Dwight and Mark E. Secor as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign said Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 11th day of May, 2010.

/s/ Susan D. Aaron	/s/ Daniel F. Hopp
Susan D. Aaron	Daniel F. Hopp

/s/ Lawrence E. Burnell	/s/ Larry N. Middleton, Jr.
Lawrence E. Burnell	Larry N. Middleton, Jr.

/s/ Robert C. Dabagia	/s/ Peter L. Pairitz
Robert C. Dabagia	Peter L. Pairitz

/s/ Craig M. Dwight	/s/ Mark E. Secor
Craig M. Dwight	Mark E. Secor

/s/ James B. Dworkin	/s/ Robert E. Swinehart
James B. Dworkin	Robert E. Swinehart

/s/ Charley E. Gillispie	/s/ Spero W. Valavanis
Charley E. Gillispie	Spero W. Valavanis

STATE OF INDIANA	)
) SS:
COUNTY OF LA PORTE	)

Before me, a notary public, in and for said County and State personally appeared Susan D. Aaron, Lawrence E. Burnell, Robert C. Dabagia, Craig M. Dwight, James B. Dworkin, Charley E. Gillispie, Daniel F. Hopp, Larry N. Middleton, Peter L. Pairitz, Mark E. Secor, Robert E. Swinehart and Spero W. Valavanis, who executed the above and foregoing Limited Power of Attorney on May 11, 2010.

Witness my hand and Notarial Seal this 11th day of May, 2010.

Notary Public

My Commission Expires:	/s/ Mary McColl
May 29, 2015
Residing in La Porte County